CONVENTIONAL LOAN DOCUMENT
                                (Promissory Note)

($12,363.00)                                                       June 26, 2006

         FOR VALUE RECEIVED the undersigned, Garb-Oil & Power Corporation, a Utah Corporation, hereby promise to pay to the order of:

                  Bill V. Anderson
                  154 Casa Loma Drive
                  Centerville, UT 84014

or assigns, in lawful money of the United States of America, the principle sum of:

         Twelve Thousand Three Hundred Sixty Three (12,363.00) Dollars Principle, plus interest at five percent monthly, or any part there of, beginning June 26, 2006.

         On or before July 15, 2006 Borrower agrees to pay the Principle of $12,363.00 plus interest at 5% monthly as stated above.

         No waiver by Lender or any participant of any rights or remedies under this note shall be considered a waiver of any other subsequent right or remedy.

         The occurrence of any of the following events shall constitute an Event of Default under this note: (a) the undersigned shall fail to make any payment of principal due hereunder for more than five business days after the due date thereof, or shall fail to make any payment of interest due hereunder for more than thirty days after the due date thereof; (b) the undersigned shall commence any case or proceeding seeking to have an order for relief entered on its behalf as debtor or to adjudicate it as bankrupt or insolvent or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or the undersigned shall apply for a receiver, custodian or trustee (other than any trustee appointed as a mortgagee or secured party in connection with the issuance of indebtedness for borrowed money of the undersigned) of it or for all or a substantial part of its property; or the undersigned shall make a general assignment for the benefit of creditors; or the undersigned shall take any corporate action in furtherance of any of the foregoing; or (c) an involuntary case or other proceeding shall be commenced against the undersigned with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of it or any substantial part of its property; and such case or proceeding (i) results in the entry of an order for relief or a similar order against it or (ii) shall continue unstayed and in effect for a period of 90 consecutive days.

         The substantive laws of the State of Utah shall govern the validity, construction, enforcement and interpretation of this note.

         In the event of a dispute involving this note or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue of such dispute shall lie exclusively in any court of competent jurisdiction in the City of Salt Lake City and State of Utah.


GARB-OIL & POWER CORPORATION


/s/ John C. Brewer
----------------------------
By John C. Brewer, CEO